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[DECHERT LOGO]

                              [DECHERT LETTERHEAD]

April 23, 2002


Neuberger Berman Advisers
   Management Trust
605 Third Avenue
New York, NY  10158-0006

Ladies and Gentlemen:

         This opinion is given in connection with the filing by Neuberger Berman Advisers Management Trust, a Delaware business trust ("Trust"), of Post-Effective Amendment No. 37 to the Registration Statement filed on Form N-1A ("Registration Statement") under the Securities Act of 1933 ("1933 Act") and Amendment No. 37 under the Investment Company Act of 1940 ("1940 Act"), relating to an indefinite amount of authorized shares of beneficial interest of the following separate series of the Trust: the Balanced Portfolio, the Growth Portfolio, the Liquid Asset Portfolio, the Limited Maturity Bond Portfolio, the Partners Portfolio, the International Portfolio, the Guardian Portfolio, the Mid-Cap Growth Portfolio, the Socially Responsive Portfolio, the Regency Portfolio, the Fasciano Portfolio and the Focus Portfolio (collectively, the "Portfolios"). The authorized shares of beneficial interest of the Portfolios are hereinafter referred to as the "Shares."

         We have examined the following Trust documents: the Trust Instrument dated May 23, 1994 and all amendments thereto; the By-Laws dated May 23, 1994 and all amendments thereto; this Post-Effective Amendment No. 37 to the Registration Statement filed on Form N-1A; and such other corporate records, certificates, documents and statutes that we have deemed relevant in order to render the opinion expressed herein.

         Based on such examination, we are of the opinion that:

1. Neuberger Berman Advisers Management Trust is a Delaware business trust duly organized, validly existing, and in good standing under the laws of the State of Delaware; and

2. The Shares to be offered for sale by Neuberger Berman Advisers Management Trust, when issued in the manner contemplated by the Registration Statement, will be legally issued, fully paid and non-assessable by the Trust.


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Neuberger Berman Advisers
  Management Trust
April 23, 2002
Page 2



         We consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to Dechert under the caption "Legal Counsel" in the Statement of Additional Information, which is incorporated by reference into the Prospectus, each comprising a part of the Registration Statement. In giving such consent, however, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, and the rules and regulations thereunder.



Very truly yours,

/s/ Dechert